UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2004

YAK COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Town Centre Court, Suite 610 Toronto, Ontario, Canada	M1P 4X4
(Address of principal executive offices)	(Zip Code)

(416) 296-7111

(Registrant’s telephone number including area code)

Item 5. Other Events and Required FD Disclosure

On March 18, 2004, Yak Communications Inc. (the “Company”) consummated the issuance of 1,470,000 newly-issued shares of the Company’s common stock, and warrants to purchase 367,500 newly-issued shares of the Company’s common stock, to a small number of institutional and other accredited investors, resulting in approximately $18 million in gross proceeds to the Company, prior to the exercise of the warrants.

Investors received a warrant to purchase one share of common stock for each four shares of common stock purchased; the effective price in the private placement was $12.25 for each unit. Each unit consists of one share of common stock and a warrant to purchase one-quarter of a share of common stock. The $12.25 per share purchase price was determined based on the fair market value of the Company’s common stock as of the date the investors became obligated to purchase the shares by signing the securities purchase agreement on March 16, 2004, determined in accordance with Nasdaq Marketplace Rules, using the average closing bid price on the five days prior to the execution date of the securities purchase agreement, plus an additional amount to take into account the value of the warrant coverage. The warrants have an exercise period of six years and an exercise price of $17.00 per share. The warrants are exercisable in cash, and they allow for cashless exercise, representing a potential $6,247,500 in additional proceeds, bringing the total gross proceeds of this offering to approximately $24,255,000 upon full exercise of the warrants, assuming the warrants are fully-exercised.

None of the shares of common stock, the warrants sold to the investors, nor the shares of common stock to be issued upon exercise of the warrants has been registered under the Securities Act of 1933. Accordingly, these shares and warrants may not be offered or re-sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement covering resale by the investors of these shares and shares of common stock issuable upon exercise of the warrants.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the common stock, warrants or common stock issuable upon exercise of the warrants. The private placement was made by the Company with a selling agent, and any opportunity to participate in the private placement was available to a very limited group of institutional and other accredited investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference, the form of Registration Rights Agreement, which is attached hereto as Exhibit 4.2 and incorporated herein by reference, and the form of Warrant, which is attached hereto as Exhibit 4.3 and incorporated herein by reference. A copy of the press release announcing the closing of the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 7. Financial Statements and Exhibits

(c)	Exhibits

4.1	Securities Purchase Agreement, dated March 16, 2004, by and among Yak Communications Inc. and the investors a party thereto

4.2	Registration Rights Agreement, dated March 16, 2004, by and among Yak Communications Inc. and the investors a party thereto

4.3	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated March 16, 2004, by and among Yak Communications Inc. and the investors a party thereto

99.1	Yak Communications Inc. Press Release, dated March 19, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAK COMMUNICATIONS INC.

March 22, 2004	By:	/s/ Charles Zwebner
Charles Zwebner, President, Chief Executive Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description of Document
4.1	Securities Purchase Agreement, dated March 16, 2004, by and among Yak Communications Inc. and the investors a party thereto

4.2	Registration Rights Agreement, dated March 16, 2004, by and among Yak Communications Inc. and the investors a party thereto

4.3	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated March 16, 2004, by and among Yak Communications Inc. and the investors a party thereto

99.1	Yak Communications Inc. Press Release, dated March 19, 2004.

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